Exhibit 99.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”), dated January 19, 2006, to the Amended and Restated Employment Agreement, dated as of the 21st day of July, 2004 (the “Employment Agreement”), between Robert P. Belcher (the “Executive”) and Memry Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Company and the Executive have agreed that the Executive will act as interim President and Chief Executive Officer for so long as requested by the Company;

WHEREAS, the Company and the Executive desire to amend the Employment Agreement to reflect Executive’s increased responsibilities as the Company’s interim President and Chief Executive Officer.

NOW, THEREFORE, the Company and the Executive hereby agree as follows:

1. The first sentence of Section 1(a) of the Employment Agreement is hereby amended by adding the following sentence to the end thereof:

“In addition, at the request of the Company from time to time, the Executive shall serve as the interim President and Chief Executive Officer of the Company.”

2. The last sentence of Section 2 of the Employment Agreement is hereby amended to read as follows:

“In the event the Company elects not to renew this Agreement at the end of any Term, then the Company shall pay to the Executive (i) the Executive’s base salary for a period of eighteen (18) months following termination of this Agreement, as and when the same would otherwise be due, and (ii) an amount equal to 150% of the Executive’s target bonus described in Section 3(b), as then in effect, in one lump sum; provided, however, that such payment shall not be paid by the Company if such non-renewal is “for cause” (as defined below).”

3. Section 3(a) of the Employment Agreement is hereby amended to read in its entirety as follows:

“From the date hereof until the date on which the Company determines that the Executive shall no longer serve as interim President and Chief Executive Officer, the Company shall pay to the Executive an annual base salary of $278,200, payable in equal installments every two weeks. Beginning on the date that the Executive ceases to serve as interim President and Chief Executive Officer and resumes his prior position under this Agreement as Senior Vice President Finance and Administration, Chief Financial Officer and Corporate Secretary, or such other position(s) consistent with this Agreement, the Executive’s annual base salary shall be reduced by $55,640 from the annual base salary in effect prior to such reduction. The Executive’s base salary may be increased from time to time by the Board in accordance with normal business practices of the Company.”

4. Section 3(b) of the Employment Agreement is hereby amended in its entirety to read as follows:

“The Executive shall also be entitled to receive additional compensation in the form of an annual target bonus in an amount equal to 50% of the Executive’s base salary paid during the applicable fiscal year and/or stock option grants determined by and in the sole discretion of the Board of Directors of the Company. Notwithstanding the foregoing, for the Company’s fiscal year ending on June 30, 2006, the Executive’s annual target bonus shall be in an amount equal to 60% of Executive’s base salary paid during such fiscal year. Such target amount is based upon the Executive meeting all personal and Company performance goals and objectives. Such grants may be made pursuant to any bonus and/or incentive compensation programs that may be established by the Company, including without limitation the Company’s current incentive plans; provided, however, that nothing set forth in this sentence will in any way limit the Board of Directors discretion to approve or reject any bonus that the Executive would otherwise be due under any such plans.”

5. Section 3 is hereby amended by adding the following new subsection (g) to the end thereof.

“As soon as practicable following January 19, 2006, the Company shall issue to the Executive an option to acquire 50,000 shares of the common stock of the Company pursuant to the Company’s Amended and Restated 1997 Long-Term Incentive Plan (the “Option”), which option shall (1) be an “incentive stock option” (within the meaning of Section 422 of the Internal Revenue Code, as amended (the “Code”)) to the extent permitted under the Code, (2) have an exercise price equal to the fair market value of a share of common stock on the date of grant, and (3) subject to the Executive’s continued employment, vest in four equal annual installments beginning on the first anniversary of the date of this Amendment.”

6. Section 8(e) of the Employment Agreement is hereby amended in its entirety to read as follows:

“If the Executive’s Period of Employment is terminated by the Executive for “Good Reason,” as hereinafter defined, or is terminated by the Company without cause (and the Company may terminate the Period of Employment without cause at any time) other than at the end of the Term, then, in addition to the other rights to which the Executive is entitled upon a termination as provided for herein, the Executive shall also be entitled to a lump-sum payment equal to the sum of (i) 150% of the Executive’s annual base salary, at the rate of salary in effect immediately prior to the effective date of such termination (without regard to any purported or attempted reduction of such rate by the Company), plus (ii) 150% of the Executive’s target bonus for the fiscal year during which termination occurs. For purposes of this Agreement, the term “Good Reason” shall mean: (i) the failure by the Company to observe or comply with any of the provisions of this Agreement if such failure has not been cured within ten (10) days after written notice thereof has been given by the Executive to the Company; or (ii) at the election of the Executive, upon a Change in Control of the Company, as defined in Section 10(f) (which election can be made at any time upon thirty (30) days’ prior written notice given within two (2) years following the date on which the Change in Control of the Company occurred) if, subsequent to such Change in Control, there is a material diminution in the position, duties and/or responsibilities of the Executive; or (iii) the relocation of the Executive’s principal place of business to a location more than sixty (60) miles from both (A) Bethel, Connecticut and (B) Easton, Connecticut, without the Executive’s prior consent. For purposes of clause (ii) above, a removal of the Executive from the position of interim President and Chief Executive Officer in contemplation of a proposed transaction that would constitute a Change in Control or during the two-year period following a Change in Control shall be deemed a material diminution of the position of the Executive. Further, in the event of a termination pursuant to this Section 8(e), or pursuant to Section 8(c) or Section 8(d) above, to the extent allowable under the provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and the plans pursuant to which the same were granted, all incentive and non- qualified stock options then held by the Executive still subject to any vesting requirements shall have such vesting requirements terminated (such that all such options are then immediately exercisable).”

7. Section 10 is hereby amended by adding the following new subsection (g) to the end thereof:

“(g) Section 409A. Payments in the event of a Termination of Employment, Disability, Change in Control or Otherwise.

(1) Notwithstanding anything to the contrary contained herein, in the event that the Executive constitutes a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) and becomes entitled to one or more payments hereunder on account of termination of employment, to the extent such payments would otherwise be subject to the excise tax under Code Section 409A and are payable within the first six (6) months following a termination of employment, such payments shall instead be made on the first day of the seventh month following such termination of employment and any remaining payments shall be paid according to the schedule otherwise applicable to the payments.

(2) The parties hereto intend that this Agreement shall be in compliance with Code Section 409A and this Agreement shall be interpreted consistent therewith. Notwithstanding the foregoing, the Company shall not be liable for any taxes, penalties, interest or other costs that may arise under Section 409A or otherwise.”

8. Except as amended hereby, the Employment Agreement shall remain in full force and effect.

Signature page follows.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

MEMRY CORPORATION

By:	/s/ DR. EDWIN SNAPE
Its: Chairman

/s/ ROBERT P. BELCHER
Robert P. Belcher

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